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                                                                    EXHIBIT 4.07

                   Terms of Registration Rights Granted to the
                       Simirex, Inc. Selling Shareholders

7.4 Registration Rights

         (a) The Purchaser shall use its reasonable best efforts to (i) file by October 31, 1998 a registration statement on Form S-3 (or another applicable form of registration statement if Form S-3 is unavailable to the Purchaser) under the Securities Act with respect to 33% of the shares of Purchaser Common Stock to be issued in connection with the Exchange (the "Registration Statement"), and thereafter cause the Registration Statement to be declared effective by the SEC as to resales by the Stockholders on or before the date the Purchaser publishes the Pooling Financials; (ii) cause the Registration Statement to remain effective until October 8, 1999 (the "Resale Period"); and
(iii) cause the shares of Purchaser Common Stock to be issued in the Exchange to be approved for listing on the National Market System of the Nasdaq Stock Market on or before the date the Registration Statement is declared effective by the SEC. No Stockholder shall, or shall be entitled to, resell any such shares in reliance upon the Registration Statement after the passage of the Resale Period.

         (b) Notwithstanding subsection (a) above, the Purchaser shall not be required to take any action with respect to the registration or the declaration or continuation of effectiveness of the Registration Statement following notice to the Stockholders from the Purchaser (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event which in the opinion of the Purchaser might require additional disclosure of material, non-public information by the Purchaser in the Registration Statement as to which the Purchaser believes it has a bona fide business purpose for preserving confidentiality or which renders the Purchaser unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time) which might reasonably result in (1) the Registration Statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus included in the Registration Statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Purchaser shall not issue such a Suspension Notice for any period during which the Purchaser's executive officers are not similarly restrained from disposing of shares of the Purchaser's Common Stock. Upon receipt of a Suspension Notice from the Purchaser, the Stockholders will forthwith discontinue disposition of all such shares pursuant to the Registration Statement until receipt from the Purchaser of copies of prospectus supplements or amendments prepared by or on behalf of the Purchaser, together with a notification that the Suspension Notice is no longer in effect, and, if so directed by the Purchaser, the Stockholders will deliver to the Purchaser all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice.

                                      * * *

         (e) Indemnification

                  (i) The Purchaser will indemnify each Stockholder, each of such Stockholder's directors and officers, and each person who controls a Stockholder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages, or liabilities (or actions in respect thereof),


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including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Purchaser of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Purchaser in connection with any such registration, and the Purchaser will reimburse each Stockholder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in conformity with information furnished to the Purchaser by a Stockholder.

                  (ii) Each Stockholder will indemnify the Purchaser, each of the Purchaser's directors and officers, each person who controls the Purchaser within the meaning of Section 15 of the Securities Act, and each other person or entity including securities in such registration and each controlling person thereof against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser and all such directors, officers and persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in conformity with information furnished to the Purchaser by such Stockholder.

         (f) Transfer of Registration Rights. The registration rights in this
Section 7.6 are not transferable by any Stockholder.